Exhibit 23.1

114 West 47th Street, 19th Floor New York, NY 10036 Telephone: 212.785.9700 www.kbl.com

October 22, 2014

Cardax, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, HI 96822

KBL, LLP consents to the inclusion of its audit report dated March 31, 2014 related to our certified audit of the financial statements of Cardax Pharmaceuticals, Inc., and Subsidiary for the years ended December 31, 2013 and 2012, and the reference to KBL, LLP under the heading “Experts,” both of which appear in Amendment No. 2 to the Registration Statement on Form S-1 of Cardax, Inc. (File No. 333-195745).